SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                        ___________________


                              FORM 8-K

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported): August 18, 1997


                           LCA-VISION INC.
       (Exact name of Registrant as specified in its Charter)


 Delaware           0-27610              11-2882328
(State or other  (Commission File No.)  (IRS Employer
jurisdiction of                        Identification Number)
incorporation)


7840 Montgomery Road, Cincinnati, Ohio        45236
(Address of principal executive offices)   (Zip Code)



Registrant's telephone number, including area code:   (513) 792-9292



                            N/A
  (Former name or former address, if changed since last report)



Item 5.  Other Events.

LCA-Vision Inc. (NASDAQ:LCAV) obtained a new financing agreement from The Fifth Third Bank of Cincinnati to replace its expired existing package. The package, effective August 18, 1997, consists of an $8 million secured line of credit and a secured 13-month term loan in the amount of $3.053 million.

Item 7.  Financial Statements and Exhibits.

(c)     Exhibits


Exhibit No.                  Description                    Page

   99 Loan documents dated August 18, 1997 by and between LCA-Vision Inc. and The Fifth Third
          Bank

   99     LCA-Vision Inc. Press Release dated August 22,
          1997


                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                               LCA-VISION INC.


Date: August 26, 1997          By: /s/ Larry P. Rapp
                               Larry P. Rapp
                               Chief Financial Officer




                  LOAN AND SECURITY AGREEMENT


                           between


                       LCA-VISION INC.


                             and


                    THE FIFTH THIRD BANK


                  Dated as of August 18, 1997



                       TABLE OF CONTENTS



                                                            Page
Section 1.  Definitions                                      1
1.1  Specific Definitions                                    1
1.2  Rules of Construction                                   4

Section 2.  Loans and Term                                   4
2.1 Revolving Credit Loans                                   4
2.2 Term Loan                                                6
2.3 Fees                                                     7
2.4 Accounting                                               7
2.5 Costs                                                    7
2.6 Depository                                               7
2.7 Banking Services                                         7
2.8 Use of Proceeds                                          8
2.9 Maximum Interest Rate                                    8

Section 3.  Security                                         8
3.1 Security Interest of Bank                                8
3.2 Representations in Exhibit 3.2                           9
3.3 Provisions Concerning Accounts                           9
3.4 Provisions Concerning General Intangibles               10
3.5 Provisions Concerning Inventory                         10
3.6 Provisions Concerning Equipment                         11
3.7 Liens                                                   11
3.8 Further Assurances                                      11
3.9 Reinstatement of Lien                                   12
3.10 Other Amounts Deemed Loans                             12
3.11 Borrower Remains Liable                                12
3.12 Mortgage                                               12

Section 4.  Representations and Warranties                  12
4.1 Organization and Qualification                          12
4.2 Due Authorization                                       13
4.3 Litigation                                              13
4.4 Margin Stock                                            13
4.5 Business                                                13
4.6 Laws and Taxes                                          13
4.7 Environmental Laws                                      14
4.8 Financial Condition                                     14
4.9 Solvency                                                14

Section 5.  Financial Statements and Information            14
5.1  Financial Statements                                   14

Section 6.  Covenants                                       16
6.1 Existence; Merger; Disposition of Assets                16
6.2 Pledge or Encumbrance of Assets                         16
6.3 Guarantees and Loans                                    16
6.4 Business                                                16
6.5 Condition and Repair                                    16
6.6 Indebtedness to Tangible Net Worth                      16
6.7 Minimum Tangible Net Worth                              16
6.8 Insurance                                               16
6.9 Taxes                                                   17
6.10 Compliance with Law                                    17
6.11 Transactions with Affiliates                           17
6.12 Indebtedness                                           17
6.13 Capital Stock; Dividends                               17
6.15 Leases                                                 18
6.16 Capital Expenditures                                   18
6.17 Representations                                        18

Section 7.  Conditions Precedent                            18
7.1 Conditions to Loans                                     18
7.2 Conditions to Each Revolving Loan                       18

Section 8.  Events of Default and Remedies                  19
8.1 Events of Default                                       19
8.2 Remedies                                                20
8.3 Cumulative                                              21
8.4 Fees and Expenses                                       21

Section 9.  Miscellaneous Provisions                        21
9.1 Delays and Waiver                                       21
9.2 Waiver by Borrower                                      21
9.3 Complete Agreement                                      21
9.4 Severability                                            22
9.5 Binding Effect                                          22
9.6 Indemnification                                         22
9.7 Subsidiaries                                            22
9.8 Notices                                                 22
9.9 Governing Law; Jurisdiction                             23
9.10 Confession of Judgment                                 23

EXHIBIT 2.1                                                 26
REVOLVING NOTE                                              26
EXHIBIT 2.2                                                 30
TERM NOTE                                                   30
EXHIBIT 3.2                                                 33
SPECIFIC REPRESENTATIONS                                    33
EXHIBIT 4.1                                                 40
CERTIFICATE OF BORROWER                                     40
EXHIBIT 4.3                                                 44
LITIGATION                                                  44
EXHIBIT 7.1(d)                                              45
OPINION OF COUNSEL FOR BORROWER                             45




This Loan and Security Agreement (the "Agreement") is entered into as of August 18, 1997, by and between LCA-VISION INC., a Delaware corporation (the "Borrower") and THE FIFTH THIRD BANK, an Ohio banking corporation (the "Bank").

Section  1. Definitions.

1.1 Specific Definitions. The following definitions shall apply:

"Account Debtors" means Borrower's customers and all other persons who are obligated or indebted to Borrower in any manner, whether directly or indirectly, primarily or secondarily, contingently or otherwise, with respect to Accounts or General Intangibles.

"Accounts" means all accounts, contract rights, instruments, documents, chattel paper, and all obligations in any form arising out of the sale or lease of goods or the rendition of services by Borrower; all guaranties, letters of credit and other security for any of the above; all merchandise returned to or reclaimed by Borrower; and all books and records (including computer programs, tapes and data processing software) evidencing an interest in or relating to the above.

"Affiliate" means, as to Borrower, (a) any person which, directly or indirectly, is in control of, is controlled by or is under common control with, Borrower, or (b) any person who is a director, officer or employee (i) of Borrower or (ii) of any person described in the preceding clause (a). For purposes of this definition, control of a person shall mean (a) the power, direct or indirect, (i) to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such person or (ii) to direct or cause the direction of the management and policies of such person whether by contract or otherwise, or (b) the ownership, direct or indirect, of ten percent (10%) or more of any class of equity securities of such person.

"Bank Affiliate" means Bank, Fifth Third Leasing Company, and every other entity of which Fifth Third Bancorp is the majority owner.

"Default" means any event that, with the giving of notice or the passage of time, or both, would be an Event of Default.

"Environmental Laws" means all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

"Equipment" means all machinery, machine tools, equipment, fixtures, office equipment, furniture, furnishings, motors, motor vehicles, tools, dies, parts, jigs, goods (including, without limitation, each of the items of equipment set forth on any schedule which is either now or in the future attached to Bank's copy of this Agreement), and all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto, and all supplies used or useful in connection therewith.

"Facility" has the meaning set forth in Section 2.1.

"General Intangibles" means all general intangibles, choses in action, causes of action, obligations or indebtedness owed to Borrower from any source whatsoever, and all other intangible personal property of every kind and nature (other than Accounts) including without limitation patents, trademarks, trade names, service marks, copyrights and applications for any of the above, and goodwill, trade secrets, licenses, franchises, rights under agreements, tax refund claims, and all books and records including all computer programs, disks, tapes, printouts, customer lists, credit files and other business and financial records, and the equipment containing any such information.

"Hillside Lien" means a Lien on the Accounts of Borrower in favor of Hillside Financial, which is limited to a secured amount of $50,000.

"Indebtedness" means (i) all items (except items of capital stock, of capital surplus, of general contingency reserves or of retained earnings, deferred income taxes, and amount attributable to minority interest if any) which in accordance with generally accepted accounting principles would be included in determining total liabilities on a consolidated basis (if Borrower should have a Subsidiary) as shown on the liability side of a balance sheet as at the date as of which Indebtedness is to be determined, (ii) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held is subject, whether or not the indebtedness secured thereby shall have been assumed (excluding non-capitalized leases which may amount to title retention agreements but including capitalized leases), and (iii) all indebtedness of others which Borrower or any Subsidiary has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which Borrower or any Subsidiary has agreed to apply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

"Insolvency Event" means, with respect to a person, any of the following: a court enters a decree or order for relief in respect to such person in an involuntary case under any applicable bankruptcy, insolvency or other similar law then in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of such person or for any substantial part of its property, or orders the wind-up or liquidation of its affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law is filed against such person; or such person commences a voluntary case under any applicable bankruptcy, creditors, or fails generally to pay its debts as such debts become due, or takes corporate action in furtherance of any of the foregoing.

"Inventory" means any and all goods, supplies, wares, merchandise and other tangible personal property, including raw materials, work in process, supplies and components, and finished goods, whether held for sale or lease, or furnished or to be furnished under any contract for service, and also including products of and accessions to inventory, packing and shipping materials, and all documents of title, whether negotiable or non-negotiable, representing any of the foregoing.

"Lien" means any security interest, mortgage, pledge, assignment, or voluntary or involuntary lien, charge or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts or capital leases.

"Loan Documents" means this Agreement, the Notes, and all mortgages, instruments and documents securing Obligations, all guaranties of Obligations, and all other documents delivered or required, as a condition to the making of any Loan or otherwise, in connection with this Agreement.

"Loans" means the Revolving Loans and the Term Loan.

"Mortgage" has the meaning set forth in Section 3.12.

"Notes" means the Revolving Note and the Term Note.

"Obligation(s)" means all loans, advances, indebtedness and other obligations of Borrower owed to Bank or any other Bank Affiliate of every description whether now existing or hereafter arising (including those owed by Borrower to others and acquired by Bank or any other Bank Affiliate by purchase, assignment or otherwise) and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral, and including without limitation obligations to perform or forbear from performing acts, all amounts represented by letters of credit now or hereafter issued by Bank or Bank Affiliate for the benefit of or at the request of Borrower, and all expenses and attorney's fees incurred by Bank under this Agreement or any other document or instrument related to any Obligations.

"Prime Rate" means the rate of interest per annum announced to be its prime rate from time to time by Bank at its principal office in Cincinnati, Ohio, whether or not Bank shall at times lend to borrowers at lower rates of interest or, if there is no such prime rate, then its base rate or such other rate as may be substituted by Bank for the prime rate.

"Subsidiary" means any corporation of which Borrower directly or indirectly owns or controls at the time outstanding stock having under ordinary circumstances (not depending on the happening of a contingency) voting power to elect a majority of the board of directors of said corporation.

"Tangible Net Worth" shall mean the total of the capital stock (less treasury stock), paid-in surplus, general contingency reserves and retained earnings (deficit) of Borrower and any Subsidiary as determined on a consolidated basis in accordance with generally accepted accounting principles after eliminating all inter-company items and all amounts properly attributable to minority interests, if any, in the stock and surplus of any Subsidiary, minus the following items (without duplication of deductions), if any, appearing on the consolidated balance sheet of Borrower:

(i) all deferred charges (less amortization, unamortized debt discount and expense and corporate organization expenses);

(ii) the book amount of all assets which would be treated as intangibles under generally accepted accounting principles, including, without limitation, such items as goodwill, trademark applications, trade names, service marks, brand names, copyrights, patents, patent applications and licenses, and rights with respect to the foregoing; and

(iii) the amount by which aggregate inventories or aggregate securities appearing on the asset side of such consolidated balance sheet exceed the lower of cost or market value (at the date of such balance sheet) thereof.

1.2 Rules of Construction. All financial terms used in this Agreement, other than those defined in this Section 1, shall have the meanings given to them by generally accepted accounting principles. All other undefined terms shall have the meanings given to them in the Uniform Commercial Code. The words "herein" and the like refer to this entire Agreement. Unless the context otherwise requires, any reference to a law or a document means that law or document as in effect from time to time, including any amendment or replacement thereof.

Section 2.  Loans and Term.

2.1 Revolving Credit Loans.

(a) Subject to the terms and conditions hereof, Bank hereby extends to Borrower a line of credit facility (the "Facility") under which Bank may make loans (the "Revolving Loans") to Borrower at Borrower's request from time to time during the term of the Facility, in an amount up to Eight Million Dollars ($8,000,000). However, Bank shall have discretion at all times as to whether or not to make any Revolving Loans. Bank may create and maintain reserves from time to time based on such credit and collateral considerations as Bank may deem appropriate. Borrower may borrow, prepay, and reborrow hereunder, provided that the aggregate principal amount of all Revolving Loans outstanding at any one time shall not exceed $8,000,000. If the amount of Revolving Loans outstanding at any time exceeds those limits, Borrower shall immediately pay the amount of such excess to Bank in cash.

(b) Bank will apply funds in Borrower's principal depository account at Bank (the "Corporate Bank Account") on a daily basis to the payment of Revolving Loans automatically and without notice, request or demand by Borrower, in accordance with Bank's automatic sweep program. Pursuant to that program, Bank will either make Revolving Loans or apply toward the payment of interest and principal of Revolving Loans an amount necessary to maintain a minimum balance in the Corporate Bank Account of $150,000. However, in no event will the principal amount of the Revolving Loans exceed the amount provided for in clause (a) of this Section. Bank reserves the right to change the provisions and mechanics of its automatic sweep program in a separate writing to Borrower and such change need not be reflected by an amendment to this Agreement in order to be effective.

(c) On the closing date, Borrower shall duly issue and deliver to Bank a Note in the form of Exhibit 2.1 (the "Revolving Note"), in the principal amount of $8,000,000.

(d) All Revolving Loans outstanding from time to time shall bear interest as follows:

(i) from the date hereof until February 28, 1998, at a rate of one percent (1.0%) per year above the Prime Rate of Bank in effect from time to time.

(ii) from February 28, 1998 until August 31, 1998, at a rate of three percent (3.0%) per year above the Prime Rate of Bank in effect from time to time.

(iii) from August 31, 1998 until September 30, 1998 (the "Maturity Date"), at a rate of six percent (6.0%) per year above the Prime
Rate of Bank in effect from time to time.

The interest rate shall change automatically upon each change in the Prime Rate. Interest will be calculated based on a 360 day year and charged for the actual number of days elapsed, and will be payable in immediately available funds at the principal office of Bank on the first day of each calendar month and Bank may, at its option, charge such interest to Borrower's account with Bank. Those amounts shall thereupon constitute Obligations hereunder and shall thereafter accrue interest as provided for in this Agreement. After the occurrence of an Event of Default, the Revolving Loans shall bear interest at a rate of 6% per annum above the rate that would otherwise be in effect, or in the alternative Bank may impose a fixed charge of $50.00; this provision does not constitute a waiver of any Event of Default or an agreement by Bank to permit any late payments whatsoever.

(e) The term of the Facility shall expire on the Maturity Date, and the entire outstanding principal balance of the Revolving Note, and all accrued interest, shall become due and payable not later than that date. Borrower may prepay the principal balance of the Revolving Note in whole or part at any time, subject however to the required prepayment provision of Section 2.2(c) of this Agreement. Until all Obligations have been fully repaid and this Agreement has terminated, Bank shall retain its security interest in all Collateral then existing or arising thereafter, and Borrower shall continue to immediately turn over to Bank, in kind, all collections received respecting the Accounts.

2.2 Term Loan.

(a) Bank agrees on the terms and conditions hereinafter set forth, to make a term loan (the "Term Loan") to Borrower on the date of this Agreement in the principal sum of $3,053,000. Borrower's obligation to repay the Term Loan shall be evidenced by its promissory note (the "Term Note") in substantially the form of
Exhibit 2.2 hereto. The Term Note shall be dated the date of this Agreement. The principal amount of the Term Note will be payable in 14 monthly installments, due on the 1st day of each calendar month, commencing September 1, 1997, with a final payment on the Maturity
Date.   The first 13 installments of principal shall each be in the amount of Thirteen Thousand Seven Hundred Fifty Dollars ($13,750), and the final installment on the Maturity Date shall be in the amount of the entire unpaid principal balance. However, if the Facility is terminated (whether by acceleration of the Revolving Loans or otherwise) prior to the stated maturity of the Term Loan, the Term Loan shall instead become due and payable in full upon termination of the Facility.

(b) Borrower shall pay interest to Bank on the outstanding principal amount of the Term Loan as follows:

(i) from the date hereof until February 28, 1998, at a rate of one percent (1.0%) per year above the Prime Rate of Bank in effect from time to time.

(ii) from February 28, 1998 until August 31, 1998, at a rate of three percent (3.0%) per year above the Prime Rate of Bank in effect from time to time.

(iii) from August 31, 1998 until the Maturity Date, at a rate of six percent (6.0%) per year above the Prime Rate of Bank in effect from time to time.

The interest rate shall change automatically upon each change in the Prime Rate. Interest will be calculated based on a 360 day year and charged for the actual number of days elapsed, and will be payable in immediately available funds at the principal office of Bank on the first day of each calendar month and Bank may, at its option, charge such interest to Borrower's account with Bank. Those amounts shall thereupon constitute Obligations hereunder and shall thereafter accrue interest as provided for in this Agreement. After the occurrence of an Event of Default, the Term Loan shall bear interest at a rate of 6% per annum above the rate that would otherwise be in effect, or in the alternative Bank may impose a fixed charge of $50.00; this provision does not constitute a waiver of any Event of Default or an agreement by Bank to permit any late payments whatsoever.

(c) Upon any sale/leaseback relating to the Collateral (or any portion thereof), Borrower shall apply the proceeds from such transaction as follows: (i) 100% of the initial $2,000,000 of proceeds shall be applied as a prepayment of principal of the Term Loan, then (ii) 75% of all remaining proceeds shall be applied first to the Term Loan until it is paid in full and then to the Revolving Loans as a prepayment thereafter.

2.3  Fees.

(a) Closing Fee: On the date hereof, Borrower shall pay to Bank a nonrefundable closing fee of $110,530.

(b) Facility Fee: So long as this Agreement is in effect Borrower shall pay to Bank a facility fee at an annual rate of one percent (1.0 %) of an amount equal to (i) the outstanding principal amount of the Loans less (ii) the amount of cash and certificates of deposit of Borrower held by Bank as collateral for the Loans (originally anticipated to be $5,000,000) as of the last day of each calendar quarter; this facility fee is payable in installments on the first day of each quarter in arrears, with a final payment due upon termination of this Agreement.

2.4 Accounting.  After the end of each calendar month, Bank will:

(a) if Bank so elects, charge Borrower's account for any or all amounts due to Bank under this Agreement for interest, expenses and the like and notify Borrower of such charges; and

(b) render to Borrower a statement of Borrower's loan account with Bank hereunder, which statement shall be considered correct and to have been accepted by Borrower and shall be conclusively binding upon Borrower unless Borrower notifies Bank in writing of any discrepancy within ten (10) days from the mailing of such statement.

2.5 Costs. Borrower shall pay to Bank its costs and expenses (including, without limitation, reasonable attorneys' fees, court costs, litigation and other expense) incurred or paid by Bank in negotiating, documenting, administering and enforcing this Agreement and the Loan Documents and in establishing, maintaining, protecting, perfecting or enforcing any of Bank's rights or Borrower's obligations, including, without limitation, any and all such costs and expenses incurred or paid by Bank in defending Bank's title or right to the Collateral or in collecting or enforcing payment of the Collateral and all costs of filing financing, continuation or termination statements with respect to the Collateral.

2.6. Depository. If Borrower should ever take any action, the result of which is that Bank is no longer the principal depository in which the majority of Borrower's funds are deposited or is no longer the principal bank of account of Borrower, the applicable interest rate shall be increased to a rate which is six percent (6%) greater than the rate that would otherwise be in effect, such change in the applicable interest rate to be effective automatically and without notice from the date of Borrower's action.

2.7 Banking Services. Borrower shall give Bank the first and last opportunity to provide any banking services required by Borrower, provided Bank is willing to provide such services on terms competitive in the marketplace.

2.8 Use of Proceeds. The proceeds of the Loans will be used only for general working capital purposes.

2.9 Maximum Interest Rate. In no event shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Bank has received interest and other charges hereunder in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the principal balance of the Loans, in the inverse order of maturity, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no Obligations outstanding, Bank shall refund to Borrower such excess.

Section 3.  Security.

3.1 Security Interest of Bank. To induce Bank to make the Loans, and as security for all Obligations, Borrower hereby assigns to Bank as Collateral and grants to Bank a continuing pledge and security interest, for itself and as agent for all Bank Affiliates, in the following property of Borrower (the "Collateral"), whether now owned or existing or hereafter acquired or arising and regardless of where located:

(a) all Accounts.
(b) all Inventory.

(c) all Equipment.

(d) all General Intangibles.

(e) all proceeds and products of Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering Collateral, all tort or other claims against third parties arising out of damage or destruction of Collateral, all property received wholly or partly in trade or exchange for Collateral, all leases of Collateral and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition, of the Collateral or any interest therein.

(f) all cash, certificates of deposit, instruments, documents, securities, money or other property, owned by Borrower or in which Borrower has an interest, which now or hereafter are at any time in the possession or control of Bank or in transit by mail or carrier to or in the possession of any third party acting on behalf of Bank, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Bank had conditionally released the same, and any deposit accounts of Borrower with Bank, including all demand, time, savings, passbook or other accounts.

3.2 Representations in Exhibit 3.2. Borrower represents and warrants that the representations and warranties set forth in
Exhibit 3.2, the Specific Representations Exhibit, are true and correct. Except as otherwise permitted hereunder, Borrower shall not change its name, transfer its executive offices or maintain records with respect to Accounts at any location other than its present executive offices specified in that Exhibit.

3.3 Provisions Concerning Accounts.

(a) Borrower represents and warrants that each Account reflected in Borrower's books and records is, or will at the time it arises be, owned by Borrower free and clear of all Liens in favor of any third party (excluding the Hillside Lien), will be a bona fide existing obligation created by the final sale and delivery of goods or the completed performance of services by Borrower in the ordinary course of its business, will be for a liquidated amount maturing as stated in the supporting data covering such transaction, and will not be subject to any known deduction, offset, counterclaim, return privilege or other condition except as reflected on Borrower's books and records. Borrower shall not redate any invoices. Any allowances between Borrower and its customers will be in accordance with the usual customary practices of Borrower, as they exist on the date of this Agreement.

(b) Any officer, employee or agent of Bank shall have the right, at any time or times hereafter, in the name of Bank or its nominee (including Borrower), to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, or otherwise. Bank or its designee may at any time notify Account Debtors that Accounts have been assigned to Bank or of Bank's security interest therein, and after default by Borrower hereunder collect the same directly and charge all collection costs and expenses to Borrower's account.

(c) Bank shall not be liable to Borrower or any third person for the correctness, validity or genuineness of any instruments or documents released or endorsed to Borrower by Bank (which shall automatically be deemed to be without recourse to Bank in any event), or for the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; and Bank, by accepting a Lien in the Collateral, or by releasing any Collateral to Borrower, shall not be deemed to have assumed any obligation or liability to any supplier or Account Debtor of Borrower or to any other third party, and Borrower agrees to indemnify and defend Bank and hold it harmless in respect to any claim or proceeding arising out of any matter referred to in this subparagraph.

(d) Borrower appoints Bank and Bank's designees as its attorney-in-fact to endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Bank's possession; to sign Borrower's name on any invoice or bill of lading relating to any Accounts or Inventory, on drafts against Account Debtors, on schedules and assignments of Accounts or Inventory, on verifications of Accounts, on notices to Account Debtors, and on proofs of claim, releases of lien or any other documents needed to collect Accounts or General Intangibles; to notify post office authorities to change the address for delivery of Borrower's mail to an address designated by Bank, to receive and open all mail addressed to Borrower and to retain all mail relating to Collateral and forward all other mail to Borrower; to send requests for verification of Accounts to customers or Account Debtors, and to do all things necessary to carry out or enforce this Agreement. Borrower ratifies and approves all acts of Bank or its designees as attorney-in-fact. Bank or its designees as attorney-in-fact will not be liable for any acts or omissions, or for any error of judgment or mistake of fact or law except for bad faith. This power, being coupled with an interest, is irrevocable until all Obligations have been fully satisfied. Any person dealing with Bank shall be entitled to conclusively rely on any written or oral statement of Bank or its designee that this power of attorney is in effect.

(e) If any Accounts shall arise out of a contract with the United States of America or any department, agency, subdivision or instrumentality thereof, Borrower shall promptly notify Bank thereof in writing and take all other action requested by Bank to perfect Bank's Lien in such Accounts under the provisions of the Federal laws on assignment of claims.

(f) If any Account Debtor is located in New Jersey or Minnesota, Borrower represents and warrants that it has filed or will have filed within thirty (30) days of the date of this Agreement all legally-required Notice of Business Activities Reports with the New Jersey Division of Taxation or the Minnesota Department of Revenue, respectively.

3.4 Provisions Concerning General Intangibles. Borrower represents and warrants that all of the General Intangibles assigned to Bank, or in which Borrower grants Bank a Lien, are owned by Borrower free and clear of any Liens in favor of any person other than Bank. Borrower will maintain and preserve all patents, trademarks, copyrights, licenses, permits and other General Intangibles and the like which are necessary or useful for the conduct of its business.

3.5  Provisions Concerning Inventory.

(a) Borrower represents and warrants that each item of Inventory will be valued by Borrower at the lower of cost or market on a FIFO basis. The Specific Representations Exhibit is a true and correct list showing all places where Borrower maintains Inventory or has maintained Inventory at any time during the past four months, including, without limitations, facilities leased and operated by Borrower and locations neither owned nor leased by Borrower. No Inventory will be removed from the current locations set forth in such Exhibit or stored at locations other than the current locations set forth in such Exhibit, except (i) for shipment to purchasers in the ordinary course of Borrower's business or (ii) upon thirty (30) days prior written notice to Bank, to such other locations as to which all action required to perfect and protect Bank's Lien in such Inventory has been taken. Inventory may be moved from one current location set forth in such Exhibit to another.

(b) Borrower shall keep all Inventory in good order and condition and shall maintain full, accurate and complete books and records with respect to Inventory at all times. Except during the continuance of an Event of Default, Borrower may sell Inventory in the ordinary course of its business (which does not include a transfer in full or partial satisfaction of indebtedness).


3.6 Provisions Concerning Equipment.

(a) Borrower warrants and represents that the Specific Representations Exhibit hereto is a true and correct list showing all places where any of Borrower's Equipment is located or has been located at any time during the past four months. Borrower shall not permit any Equipment to be located at any place other than (i) current locations set forth in the Specific Representations Exhibit, and (ii) upon 30 days' prior written notice to Bank, at such other locations as to which all action required to perfect and protect Bank's Lien in such Equipment has been taken.

(b) Borrower shall keep and maintain the Equipment in good operating condition and repair, make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall immediately notify Bank of any material loss or damage to the Collateral. Borrower shall not permit any item of Equipment to become a fixture to real estate or accession to other property and the Equipment is now and shall at all times remain and be personal property.

(c) Borrower shall immediately deliver to Bank, properly endorsed, any and all certificates of title or applications for title or the like for any ships, airplanes or vehicles covered by certificates of title. Borrower shall take all steps necessary to perfect Bank's Lien in such assets.

(d) If any of the Collateral is or may become a fixture, Borrower shall obtain from all persons with an interest in the relevant real estate such waivers or subordinations as Bank shall reasonably require.

3.7 Liens. Borrower represents and warrants that: Borrower has good and marketable title to the Collateral, and the Liens granted to Bank pursuant to this Agreement are fully perfected first priority Liens in and to the Collateral with priority over the rights of every person other than Borrower in the Collateral (other than the Hillside Lien); Borrower is the owner of all personal property in its possession or shown on its books and records; and all assets of Borrower are owned free, clear and unencumbered, except for the Lien of Bank, Liens imposed by law which secure amounts not yet due and payable and the Hillside Lien.

3.8  Further Assurances.

(a) Borrower shall execute and deliver to Bank at Bank's request all financing statements, continuation statements, fixture filings, endorsements of filings, certificates of title, schedules of accounts, letters of authority and all other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and maintain perfected Bank's security interest in the Collateral and to fully consummate all transactions contemplated under this Agreement. Borrower hereby irrevocably appoints Bank and Bank's designee as Borrower's true and lawful attorney-in-fact with power to sign the name of Borrower on any such documents. Borrower ratifies and approves all acts of Bank and its designees as attorney-in-fact. Bank or its designees as attorney-in-fact will not be liable for any acts or omissions, or for any error of judgment or mistake of fact or law, except for bad faith.

(b) If any Collateral, including proceeds, consists of a letter of credit, advice of credit, instrument, money, negotiable documents, chattel paper or similar property (collectively, "Negotiable Collateral") Borrower shall, immediately upon receipt thereof, endorse and assign such Negotiable Collateral over to Bank and deliver actual physical possession of the Negotiable Collateral to Bank.

(c) Bank may, at any time or times hereafter, during Borrower's usual business hours, or during the usual business hours of any third party having control over the records of Borrower, inspect and verify the Collateral and Borrower's books and records in order to verify the amount or condition of, or any other matter relating to, the Collateral and Borrower's financial condition. Borrower shall promptly deliver to Bank copies of all books and records requested by Bank.

3.9 Reinstatement of Lien. If, at any time after payment in full by Borrower of all Obligations and termination of Bank's Liens, any payments on Obligations theretofore made by Borrower or any other person must be disgorged by Bank for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower or such other person), this Agreement and Bank's Liens granted hereunder shall be reinstated as to all disgorged payments as though such payment had not been made, and Borrower shall sign and deliver to Bank all documents and things necessary to reperfect all terminated Liens.

3.10 Other Amounts Deemed Loans. If Borrower fails to pay any tax, assessment, government charge or levy or to maintain insurance within the time permitted by this Agreement, or to discharge any Lien prohibited hereby, or to comply with any other obligation, Bank may, but shall not be required to, pay, satisfy, discharge or bond the same for the account of Borrower, and to the extent permitted by law and at the option of Bank all monies so paid out shall be deemed Loans.

3.11 Borrower Remains Liable. Borrower shall remain liable under any contracts and agreements included in the Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, and Bank shall not have any obligation or liability under such contracts and agreements by reason of this Agreement or otherwise.

3.12 Mortgage. Borrower shall enter into a mortgage satisfactory to Bank granting Bank a Lien in its real property located at 7840
Montgomery Road, Cincinnati, Ohio 45236 (the "Mortgage").

Section 4. Representations and Warranties.

Borrower hereby warrants and represents to Bank the following:

4.1 Organization and Qualification. Borrower is duly organized and validly existing in good standing under the laws of the State of Delaware, qualified to do business as a foreign corporation in the State of Ohio, has the power and authority (corporate and otherwise) to carry on its business and to enter into and perform this Agreement, the Notes and each Loan Document to which Borrower is a party and is qualified and licensed to do business in each jurisdiction in which such qualification or licensing is required. All information set forth in Exhibit 4.1 hereto, the Certificate of Borrower, and in all attachments thereto, is true and correct.

4.2 Due Authorization. The execution, delivery and performance by Borrower of this Agreement, the Notes and each Loan Document to which Borrower is a party have been duly authorized by all necessary corporate action, and will not contravene any law or any governmental rule or order binding on Borrower, or the certificate of incorporation or regulations of Borrower, nor violate any agreement or instrument by which Borrower is bound nor result in the creation of a Lien on any assets of Borrower except the Lien to Bank granted herein. Borrower has duly executed and delivered this Agreement, the Notes and each Loan Document to which Borrower is a party and they are valid and binding obligations of Borrower enforceable according to their terms except as limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally. No notice to or consent by any government body is needed in connection with this transaction.

4.3 Litigation. There are no suits or proceedings pending or threatened against or affecting Borrower, and no proceedings before any governmental body pending or threatened against Borrower, except as listed on Exhibit 4.3.

4.4 Margin Stock. No part of the Loans will be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by Bank, Borrower will furnish to Bank statements in conformity with the requirements of Federal Reserve Form U-1.

4.5 Business. Borrower has all franchises, authorizations, patents, trademarks, copyrights and other rights necessary to advantageously conduct its business. They are all in full force and effect and are not in known conflict with the rights of others. Borrower is not a party to or subject to any agreement or restriction which in the opinion of Borrower's management is so unusual or burdensome that it might have a material adverse effect on Borrower's business, properties or prospects. Borrower is in compliance with all material agreements applicable to it, including obligations to contribute to any employee benefit plan or pension plan regulated by the federal Employee Retirement Income Security Act ("ERISA").

4.6 Laws and Taxes. Borrower is in material compliance with all laws applicable to it, has filed all required tax returns and has paid all taxes shown to be due and payable on those returns. No taxing authority has asserted or assessed any additional tax liabilities against Borrower.

4.7  Environmental Laws.

(a) Borrower has obtained all permits, licenses and other authorizations which are required under Environmental Laws and Borrower is in compliance in all material respects with all terms and conditions of the required permits, licenses and authorizations, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws;

(b) Borrower is not aware of, and has not received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance in any material respect with Environmental Laws, or may give rise to any material common law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste; and

(c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against Borrower, relating in any way to Environmental Laws.

4.8 Financial Condition. All financial statements and information relating to Borrower which have been or may hereafter be delivered by Borrower to Bank are true and correct and have been prepared in accordance with generally accepted accounting principles consistently applied. Borrower does not have any material obligations or liabilities of any kind not disclosed in that financial information, and there has been no material adverse change in the financial condition of Borrower since the submission of such financial information to Bank.

4.9 Solvency. Borrower is Solvent and upon consummation of the transactions contemplated by this Agreement will be Solvent. "Solvent" means that: (a) the total amount of the Borrower's assets is in excess of the total amount of its liabilities (including contingent liabilities), at a fair valuation; (b) Borrower does not have unreasonably small capital for the business and transactions in which Borrower is engaged or is about to engage; and (c) Borrower does not intend to or believe it will incur obligations beyond its ability to pay as they become due.

Section 5. Financial Statements and Information.

5.1 Financial Statements. So long as any Obligations to Bank are outstanding, Borrower shall maintain a standard and modern system for accounting in accordance with generally accepted principles of accounting and shall furnish to Bank:

(a) Within forty five (45) days after the end of each quarter of each fiscal year, a copy of Borrower's Form 10-Q with all attachments, as filed with the United States Securities and Exchange Commission;

(b) Within ninety (90) days after the end of each fiscal year beginning with the current fiscal year, a copy of its Form 10-K with all attachments, as filed with the United States Securities and Exchange Commission and including financial statements for such year which statements shall be audited by a firm of independent certified public accountants acceptable to Bank (which acceptance shall not be unreasonably withheld), and accompanied by a standard audit opinion of such accountants without significant qualification;

(c) With the statements submitted under (a) and (b) above, a certificate signed by the principal financial officer of the Borrower, (i) stating he is familiar with all documents relating to the Bank and that no Default or Event of Default has occurred, or if any such condition or event existed or exists, specifying it and describing what action the Borrower has taken or proposes to take with respect thereto, and (ii) setting forth, in summary form, figures showing the financial status of the Borrower in respect of the financial restrictions contained in this Agreement;

(d) With the annual financial statements required above, a certificate of the firm of certified public accountants regularly employed by Borrower that they have reviewed this Agreement and, based upon their audit, they are unaware of any Event of Default specified in this Agreement;

(e) Promptly after any officer of Borrower obtains knowledge of any condition or event which constitutes a Default or Event of Default, a certificate of such person specifying the nature and period of the existence thereof, and what action Borrower has taken or is taking or proposes to take in respect thereof;

(f) Promptly upon receipt thereof, copies of all letters to management and all audit reports submitted to Borrower by independent certified public accountants in connection with each audit of the books of Borrower made by such accountants;

(g) Copies of all statements, notices and reports Borrower shall hereafter send to its creditors generally;

(h) Upon the request of Bank copies of all federal, state and local income tax returns;

(i) Before the start of each fiscal year, financial projections for such year in detail satisfactory to Bank; and

(j) With reasonable promptness, such other information as Bank requests.

If at any time Borrower has any subsidiaries which have financial statements that could be consolidated with those of Borrower under generally accepted accounting principles, the financial statements required by subsections (a) and (b) above shall be the financial statements of Borrower and all such subsidiaries prepared on a consolidated and consolidating basis.

Section 6 Covenants. Borrower hereby covenants to Bank the following:

Existence; Merger; Disposition of Assets. Except for the acquisition of the shares of Refractive Centers International Inc. ("RCII") from Summit Technology, Inc. and certain shareholders and as otherwise disclosed to and approved by Bank, Borrower will maintain its existence and will not change its capital structure nor merge or consolidate with any corporation, nor sell, lease, transfer or otherwise dispose of all or any substantial part of its assets whether now owned or hereafter acquired, except for sales of inventory in the ordinary course of business and except for dispositions of obsolete or worn-out property with a book value not used or useful in its business.

6.2 Pledge or Encumbrance of Assets. Borrower will not create, incur, assume or permit to continue in existence any Lien on any property or asset now owned or hereafter acquired by Borrower, except for Liens to Bank and Liens of governmental entities which secure amounts not at the time due and payable and which are imposed by law without the consent of Borrower.

6.3 Guarantees and Loans. Borrower will not enter into any direct or indirect guarantees other than by endorsement of checks for deposit in the ordinary course of Borrower's business, nor make any advance or loan; provided, however, that Borrower may enter into guarantees of leases and other obligations as required or contemplated in connection with purchase of the shares of RCII.

6.4 Business. Borrower will engage primarily in business of the same general character as that now conducted, and will not make any investment in any other entity, through the direct or indirect holding of securities or otherwise.

6.5 Condition and Repair. Borrower will maintain in good repair and working order all properties used in its business and from time to time will make all appropriate repairs and replacements thereof.

6.6 Indebtedness to Tangible Net Worth. At the end of each fiscal quarter of Borrower, the ratio of Borrower's outstanding
Indebtedness to the Borrower's Tangible Net Worth, all on a consolidated basis, shall not exceed 1.0:1.0.

6.7 Minimum Tangible Net Worth. At the end of each fiscal quarter of Borrower, Borrower shall maintain a minimum Tangible Net Worth on a consolidated basis of at least $15,000,000.

6.8 Insurance. Borrower will maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by corporations of established reputation engaged in the same or similar businesses, together with any other insurance requested by Bank. All such policies will name Bank as an additional insured and, where applicable, as loss payee under a lender loss payable endorsement satisfactory to Bank, and shall provide for thirty (30) days written notice to Bank before such policy is altered or canceled.

6.9 Taxes. Borrower has paid and will pay all taxes, assessments and other governmental charges imposed upon it or any of its assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien or charge upon any of its assets, provided that (unless any material item or property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, if Bank is notified in advance of such contest and if Borrower establishes any reserve or other appropriate provision required by generally accepted accounting principles and deposits with Bank cash or bond in an amount acceptable to Bank.

6.10 Compliance with Law. Borrower will comply with all federal, state and local laws, regulations and orders applicable to Borrower or its assets, in all respects material to Borrower's business, assets or prospects, including without limitation all Environmental Laws.

6.11 Transactions with Affiliates. Without the prior consent of Bank, Borrower will not (a) directly or indirectly make or cause to be made any guarantee for the benefit of any of its Affiliates (except as contemplated in Section 6.3 hereof), (b) directly or indirectly make or cause to be made any loans or advances to or investments in any of its Affiliates outside the ordinary course of business, or (c) enter into any transaction with any of its Affiliates outside the ordinary course of business.

6.12 Indebtedness. Borrower will not incur, create, assume or permit to exist indebtedness for borrowed money (other than the Obligations), or indebtedness on account of deposits, notes, bonds, debentures or similar obligations.

6.13 Capital Stock; Dividends. Without the prior consent of Bank (which consent shall not be unreasonably withheld), Borrower will not issue any additional shares of its capital stock, nor grant any warrants, options or other rights to purchase such stock (excluding however the existing stock option plans disclosed in Borrower's most recent Form 10-K as filed with the United States Securities and Exchange Commission). Borrower will not declare or pay any dividend or distributions (except stock dividends) on its capital stock, or redeem any shares of its capital stock.

6.14 Cash Collateral. At all times during the term of this Agreement, Borrower shall maintain at least $4,000,000 in cash, cash equivalents, certificates of deposit or other form of investment acceptable in its entirety to Bank, pledged to the Bank as security for the Obligations. Such cash deposits or certificates of deposits shall be held by Bank.

6.15 Leases. Borrower will not enter into any operating or capital lease of real or personal property which is not in existence on this date, without the prior written consent of Bank (which consent shall not be unreasonably withheld); provided, however, that Borrower may enter into any such lease with an aggregate payment commitment of less than $50,000 without the prior consent of Bank.

6.16 Capital Expenditures. Borrower will not make any capital expenditures (including capitalized leases) or any commitment therefor in excess of $75,000, without the prior written consent of Bank (which consent shall not be unreasonably withheld).

6.17 Representations. Borrower covenants that the representations set forth herein will continue to be correct so long as this Agreement is in effect. Borrower will, within three (3) days of its knowledge thereof, give written notice to Bank of the existence of any event which would prohibit Borrower from continuing to make the representations set forth in this Agreement.

Section 7. Conditions Precedent.

7.1 Conditions to Loans. Bank shall not make any Loans until Borrower has delivered to Bank, in addition to this Agreement and the Notes, the following in form and substance satisfactory to Bank:

(a) all appropriate financing statements (Form UCC-1), all consents or waivers of landlords, warehouses and mortgagees, and all items of Negotiable Collateral.

(b) a Certificate of Borrower in the form of Exhibit 4.1, and all attachments thereto.

(c) UCC searches, tax lien and litigation searches, insurance certificates, notices, filings or other documents which Bank may require to reflect, perfect, or protect the priority of Bank's priority Lien in the Collateral and to fully consummate this transaction.

(d) a favorable opinion of counsel to Borrower, substantially in the form of Exhibit 7.1(d).

(e) payment by Borrower of all fees and expenses of Bank's counsel and all recording fees and taxes, if any.

(f) executed copies of all documents set forth on Bank's document list for this transaction.

(g) such additional information and materials as Bank may reasonably request.

7.2 Conditions to Each Revolving Loan.  Bank will not make any
Revolving Loan if there exists a Default or Event of Default that has not been waived.

Section 8.  Events of Default and Remedies.

8.1 Events of Default. Any of the following events shall be an Event of Default:

(a) any representation or warranty made by Borrower or officer of Borrower herein, or in any other Loan Document or any document furnished to Bank by Borrower under this Agreement, is incorrect when made or when reaffirmed; or

(b) Borrower defaults in the payment of any principal or interest on any Obligation when due and payable, by acceleration or otherwise; or

(c) Borrower fails to observe or perform any covenant, condition or agreement set forth in any of the following sections: 2.2(c); 5.1; 6.1; 6.2; 6.3; 6.6 through 6.16.

(d) Borrower fails to observe or perform any covenant, condition or agreement to be observed or performed pursuant to the terms hereof (other than as set forth in Sections 8.1(a) and (b) hereof), provided such default continues unremedied for 30 days after written notice thereof to Borrower by Bank; or

(e) Borrower fails to keep its assets insured as required herein, or material uninsured damage to or loss, theft or destruction of the Collateral occurs; or

(f) an Insolvency Event occurs with respect to Borrower or any guarantor of an Obligation; or

(g) Borrower defaults under the terms of any indebtedness or lease involving total payment obligations of Borrower in excess of Fifty Thousand Dollars ($50,000) which is not cured within the time period permitted pursuant to the terms and conditions of such indebtedness or lease, or an event occurs which gives any creditor or lessor the right to accelerate the maturity of any such indebtedness or lease payments; or

(h) final judgment for the payment of money in excess of Fifty
Thousand Dollars ($50,000) is rendered against Borrower and remains undischarged for ten (10) days during which execution is not effectively stayed; or

(i) except to the extent permitted by the Section entitled Pledge or Encumbrance of Assets, any of the following occurs: there is a material impairment of the value or priority of Bank's Lien in Collateral; or a notice of lien, levy or assessment is filed against Borrower or an asset of Borrower by any government authority; or a judgment or other claim becomes a Lien on any Collateral; or any asset of Borrower is seized, attached, or otherwise levied upon by a judicial officer; or

(j) any event occurs which might, in Bank's opinion, have an adverse effect on the Collateral or on Borrower's financial condition, operations or prospects; or

(k) a reportable event (as defined in the Employee Retirement Income Security Act of 1974) occurs with respect to any employee benefit plan maintained by Borrower for its employees other than a reportable event caused solely by a decrease in employment; or a trustee is appointed by a United States District Court to administer any plan; or the Pension Guaranty Benefit Corporation institutes proceedings to terminate any plan; or

(l) an Event of Default occurs under any Loan Document, including without limitation the Mortgage.

8.2 Remedies.  If any Event of Default shall occur:

(a) Bank may cease advancing money hereunder, and/or declare all Obligations to be due and payable immediately (and, upon the occurrence of an Event of Default based on an Insolvency Event, all Obligations shall become automatically due and payable without a declaration by Bank), whereupon they shall immediately become due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower.

(b) Bank may set off against the Obligations, all Collateral, balances, credits, deposits, accounts or monies of Borrower then or thereafter held with Bank, including amounts represented by certificates of deposit.

(c) Bank may resort to the rights and remedies of a secured party under the Uniform Commercial Code including the right to enter any premises of Borrower, with or without legal process and take possession of the Collateral and remove it and any records pertaining thereto and/or remain on such premises and use it for the purpose of collecting, preparing and disposing of the Collateral.

(d) Bank may dispose of the Collateral as is or at its election may refurbish, repair, improve, process, finish, operate, demonstrate and prepare for sale the Collateral, and may store, ship, reclaim, recover, protect, advertise for sale or lease, and insure the Collateral; Bank may use and operate Equipment of Borrower in order to process or finish Inventory included in the Collateral; if any Collateral consists of documents, Bank may proceed either as to the documents or as to the goods represented thereby; Bank's failure to take steps to preserve rights against any parties or property shall not be deemed to be failure to exercise reasonable care with respect to the Collateral.

(e) Bank may in its sole discretion pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Bank appears to be prior or superior to its Lien, and pay all expenses incurred in connection therewith.

(f) Bank may sell the Collateral at public or private sale, and Borrower shall be credited with the net proceeds of such sale only when they are actually received by Bank; any requirement of reasonable notice of any disposition of the Collateral shall be satisfied if such notice is sent to Borrower, as provided in the Notices Section of this Agreement, ten (10) days prior to such disposition.

(g) Borrower shall upon request of Bank assemble the Collateral and any records pertaining thereto and make them available at a place designated by Bank.

(h) Bank may use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, tradestyle, copyright, patent right, trade secret or technical process used or utilized by Borrower.

8.3 Cumulative. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy given under this Agreement or any other agreement or now or hereafter existing at law or in equity or by statute. Bank may pursue its rights and remedies concurrently or in any sequence, and no exercise of one right or remedy shall be deemed to be an election. If Borrower fails to comply with this Agreement, no remedy of law will provide adequate relief to Bank, and Bank shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

8.4 Fees and Expenses. Upon a sale, lease or other disposition of the Collateral, the proceeds shall be applied first to the expenses of retaking, holding, storing, processing and preparing for sale, selling and the like, and, to the extent permitted by law, to reasonable attorneys' fees and legal expenses, and then to the satisfaction of the Obligations secured by this Agreement. Borrower shall be liable for any deficiency.

Section 9. Miscellaneous Provisions.

9.1 Delays and Waiver. No delay or omission to exercise any right shall impair any such right or be a waiver thereof, but any such right may be exercised from time to time and as often as may be deemed expedient. A waiver on one occasion shall be limited to that particular occasion.

9.2 Waiver by Borrower. Borrower waives notice of non-payment, demand, presentment, protest, or notice of protest of any Accounts or other Collateral, and all other notices; consents to any renewals or extensions of time of payment thereof; and generally waives any and all suretyship defenses and defenses in the nature thereof.

9.3 Complete Agreement. This Agreement and the Exhibits are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing which explicitly states that it amends this Agreement, and is signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts, each of which will be an original and all of which will constitute a single agreement.

9.4 Severability. If any part of this Agreement or the application thereof to any person or circumstance is held invalid, the remainder of this Agreement shall not be affected thereby. The section headings herein are included for convenience only and shall not be deemed to be a part of this Agreement.

9.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, Borrower may not assign any of its rights or delegate any of its obligations hereunder.
Bank (and any subsequent assignee) may transfer and assign this Agreement and deliver the Collateral to the assignee, who shall thereupon have all of the rights of Bank; and Bank (or such subsequent assignee who in turn assigns as aforesaid) shall then be relieved and discharged of any responsibility or liability with respect to this Agreement and said Collateral. Bank may also assign partial interests or participations in the Loans to other persons. Bank may disclose to all prospective and actual assignees and participants all financial, business and other information about Borrower which Bank may possess at any time.

9.6 Indemnification. Borrower will indemnify, defend, save and hold Bank, its officers, directors, attorneys, and employees harmless of, from and against all claims, demands, liabilities, judgments, losses, damages, costs and expenses, joint or several (including all accounting fees and attorneys' fees reasonably incurred), that Bank or any such indemnified party may incur arising out of this Agreement, any of the Loan Documents or any act taken by Bank hereunder except for the willful misconduct or gross negligence of such indemnified party. The provisions of this Section will survive the termination of this Agreement.

9.7 Subsidiaries. If Borrower has any Subsidiaries at any time during the term of this Agreement, the term "Borrower" in each representation, warranty and covenant herein shall mean "the Borrower and each Subsidiary individually and in the aggregate," and Borrower shall cause each Subsidiary to be in compliance therewith.

9.8 Notices. Any notices under or pursuant to this Agreement shall be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, or when delivered by courier or when transmitted by telex, facsimile or similar electronic medium to the following addresses:

To Borrower:       LCA-Vision Inc.
                   7840 Montgomery Road
                   Cincinnati, Ohio 45236
                   Attn: President
                   Fax No.: (513) 782-5633

with a copy to:    Dinsmore & Shohl LLP
                   19 Chemed Center
                   255 East Fifth Street
                   Cincinnati, Ohio 45202
                   Attn: Charles F. Hertlein, Jr.
                   Fax No.: (513) 977-8141

To Bank:           The Fifth Third Bank
                   38 Fountain Square Plaza
                   Cincinnati, Ohio 45263
                   Attention: Commercial Loan Department
                   Fax No.: (513) 579-5226

with a copy to:    The Fifth Third Bank
                   38 Fountain Square Plaza
                   Cincinnati, Ohio  45263
                   Attention:  Legal Department
                   Fax No. :  (513) 744-6757

Either party may change such address by sending notice of the change to the other party.

9.9 Governing Law; Jurisdiction. All acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the domestic laws of the State of Ohio. Borrower agrees that the state and federal courts in Hamilton County, Ohio or any other court in which Bank initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding shall be effective if mailed to Borrower at its address described in the Notices section of this Agreement. BANK AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.10 Confession of Judgment. Borrower authorizes any attorney of record to appear for it in any court of record in the State of Ohio, after an Obligation becomes due and payable whether by its terms or upon default, waive the issuance and service of process, and release all errors, and confess a judgment against it in favor of the holder of such Obligation, for the principal amount of such Obligation plus interest thereon, together with court costs and attorneys' fees. Stay of execution and all exemptions are hereby waived. If an Obligation is referred to an attorney for collection, and the payment is obtained without the entry of a judgment, the obligors shall pay to the holder of such obligation its attorneys' fees. BORROWER AGREES THAT AN ATTORNEY WHO IS COUNSEL TO BANK OR ANY OTHER HOLDER OF SUCH OBLIGATION MAY ALSO ACT AS ATTORNEY OF RECORD FOR BORROWER WHEN TAKING THE ACTIONS DESCRIBED ABOVE IN THIS PARAGRAPH. BORROWER AGREES THAT ANY ATTORNEY TAKING SUCH ACTIONS MAY BE PAID FOR THOSE SERVICES BY BANK OR THE HOLDER OF SUCH OBLIGATION. BORROWER WAIVES ANY CONFLICT OF INTEREST THAT MAY BE CREATED BECAUSE THE ATTORNEY WHO ACTS FOR BORROWER PURSUANT TO THIS PARAGRAPH IS ALSO REPRESENTING BANK OR THE HOLDER OF SUCH OBLIGATION, OR BECAUSE SUCH ATTORNEY IS BEING PAID BY BANK OR THE HOLDER OF SUCH OBLIGATION.

IN WITNESS WHEREOF, the Borrower and the Bank have executed this Agreement in Hamilton County, Ohio by their duly authorized officers as of the date first above written.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                  LCA-VISION INC.


                                  By   /s/Larry P. Rapp
                                  Its  Chief Financial Officer


                                  THE FIFTH THIRD BANK


                                  By /s/H. Lytle Thomas
                                  Its Vice President


STATE OF OHIO          )
                       :  ss.
COUNTY OF HAMILTON     )

BEFORE ME, a Notary Public, in and for said State, personally appeared Larry P. Rapp, the Chief Financial Officer of LCA-VISION INC., a corporation, who acknowledged that he/she did sign the Loan and Security Agreement and that the same is his/her free act and deed as such officer and is the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 18th day of August, 1997.


                              /s/Jeffrey L. Rohr, Attorney at Law
                              Notary Public


STATE OF OHIO              )
                           :  ss.
COUNTY OF HAMILTON         )

BEFORE ME, a Notary Public, in and for said State, personally appeared H. Lytle Thomas, a Vice President of The Fifth Third Bank, a corporation, who acknowledged that he/she did sign the Loan and Security Agreement and that the same is his/her free act and deed as such officer and is the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 18th day of August, 1997.


                               /s/Jeffrey L. Rohr
                               Notary Public


                            EXHIBIT 2.1

                           REVOLVING NOTE

                                                Cincinnati, Ohio
$8,000,000                                      August 18, 1997


On September 30, 1998, LCA-VISION INC., a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to the order of THE FIFTH THIRD BANK (the "Bank") at its offices, 38 Fountain Square Plaza, Cincinnati, Ohio 45263, in lawful money of the United States of America and in immediately available funds, the principal sum of Eight Million Dollars ($8,000,000) or such lesser unpaid principal amount as may be advanced by the Bank pursuant to the terms of the Loan and Security Agreement of even date herewith by and between the Borrower and the Bank, as same may be amended from time to time (the "Agreement").

The principal balance hereof outstanding from time to time shall bear interest at the rate specified in the Agreement. After the occurrence of an Event of Default, this Note shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest hereon prior to maturity), payable on demand, at a rate per annum equal to six percent (6%) above the rate that would otherwise be in effect, until paid, and whether before or after the entry of judgment hereon or in the alternative Bank may impose a fixed charge of Fifty Dollars ($50).

The principal amount of each loan made by the Bank and the amount of each prepayment made by the Borrower shall be recorded by the Bank on the schedule attached hereto or in the regularly maintained data processing records of the Bank. The aggregate unpaid principal amount of all loans set forth in such schedule or in such records shall be presumptive evidence of the principal amount owing and unpaid on this Note. However, failure by Bank to make any such entry shall not limit or otherwise affect Borrower's obligations under this Note or the Agreement.

This Note is the Revolving Note referred to in the Agreement, and is entitled to the benefits, and is subject to the terms, of the Agreement. The principal of this Note is prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day other than one on which Bank is open for business (a "Business Day"), the maturity thereof shall be extended to the next Business Day, and interest shall be payable at the rate specified herein during such extension period.

In no event shall the interest rate on this Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Bank has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce the amounts due to Bank from the Borrower under this Note, other than interest, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no such amounts outstanding, Bank shall refund to Borrower such excess.

Borrower and all endorsers, sureties, guarantors and other persons liable on this Note hereby waive presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note, and consent to one or more renewals or extensions of this Note.

This Note may not be changed orally, but only by an instrument in writing.

This Note is being delivered in, is intended to be performed in, shall be construed and enforceable in accordance with, and be governed by the internal laws of, the State of Ohio without regard to principles of conflict of laws. Borrower agrees that the State and federal courts in Hamilton County, Ohio or any other court in which Bank initiates proceedings have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding shall be effective if mailed to Borrower at its address described in the Notices section of the Agreement. BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE.

Each and every obligor hereunder authorizes any attorney of record to appear for them in any court of record in the state of Ohio, after this Note becomes due and payable whether by its terms or upon default, waive the issuance and service of process, and release all errors, and confess a judgment against them in favor of the holder of this Note, for the principal amount of this Note plus interest at the Note rate, together with court costs and attorneys' fees. Stay of execution and all exemptions are hereby waived. If this Note is referred to any attorney for collection, and the payment is obtained without the entry of a judgment, the obligors shall pay to Holder its attorneys' fees. BORROWER AGREES THAT AN ATTORNEY WHO IS COUNSEL TO BANK OR ANY OTHER HOLDER OF SUCH OBLIGATION MAY ALSO ACT AS ATTORNEY OF RECORD FOR BORROWER WHEN TAKING THE ACTIONS DESCRIBED ABOVE IN THIS PARAGRAPH. BORROWER AGREES THAT ANY ATTORNEY TAKING SUCH ACTIONS MAY BE PAID FOR THOSE SERVICES BY BANK OR THE HOLDER OF SUCH OBLIGATION. BORROWER WAIVES ANY CONFLICT OF INTEREST THAT MAY BE CREATED BECAUSE THE ATTORNEY WHO ACTS FOR BORROWER PURSUANT TO THIS PARAGRAPH IS ALSO REPRESENTING BANK OR THE HOLDER OF SUCH OBLIGATION, OR BECAUSE SUCH ATTORNEY IS BEING PAID BY BANK OR THE HOLDER OF SUCH OBLIGATION.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                    LCA-VISION INC.



                                    By/s/Larry P. Rapp

                                    ItsChief Financial Officer




STATE OF OHIO           )
                        :  ss.
COUNTY OF HAMILTON      )

BEFORE ME, a Notary Public, in and for said State, personally appeared Larry P. Rapp, the Chief Financial Officer of LCA-VISION INC., a corporation, who acknowledged that he/she did sign the foregoing instrument and that the same is his/her free act and deed as such officer and is the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 18th day of August, 1997.


                                     /s/Jeffrey L. Rohr
                                     Notary Public



                LOANS AND PAYMENTS OF PRINCIPAL


                                                    Expiration
                               Unpaid               Date of
        Amount of  Principal  Principal  Interest   Interest
Date      Loan        Paid     Balance    Rate      Period








                            EXHIBIT 2.2

                             TERM NOTE


$3,053,000
Cincinnati, Ohio                             August 18, 1997


LCA VISION INC., a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to the order of THE FIFTH THIRD BANK (the "Bank") at its offices, 38 Fountain Square Plaza, Cincinnati, Ohio 45263, in lawful money of the United States of America, the principal sum of Three Million Fifty-Three Thousand Dollars ($3,053,000). Interest on the outstanding principal balance of this Note will accrue at a rate specified in the Agreement (defined below). Principal and interest shall be payable in immediately available funds at the principal office of Bank. After the occurrence of any Event of Default, this Note shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest hereon prior to maturity), payable on demand, at a rate per annum equal to six percent (6%) above the rate that would otherwise be in effect, until paid, and whether before or after the entry of judgment hereon or in the alternative the Bank may impose a fixed charge of $50.00; this provision does not constitute a waiver of any Events of Default or an agreement by Bank to permit any late payments whatsoever.

The principal amount of this Note will be payable in 14 monthly installments, due on the 1st day of each calendar month, commencing September 1, 1997, with a final payment on September 30, 1998. The first 13 installments of principal shall each be in the amount of Thirteen Thousand Seven Hundred Fifty Dollars ($13,750), and the final installment on September 30, 1998 shall be in the amount of the entire unpaid principal balance.

This Note is the Term Note referred to in the Loan and Security Agreement between the Borrower and the Bank of even date herewith, as it may be amended from time to time (the "Agreement"), and is entitled to the benefits, and is subject to the terms, of the Agreement. The principal of this Note is prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day other than one on which Bank is open for business (a "Business Day"), the maturity thereof shall be extended to the next Business Day, and interest shall be payable at the rate specified herein during such extension period.

In no event shall the interest rate on this Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Bank has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce the amounts due to Bank from the Borrower under this Note, other than interest and discount charges, in the inverse order of maturity, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no such amounts outstanding, Bank shall refund to Borrower such excess.

Borrower and all endorsers, sureties, guarantors and other persons liable on this Note hereby waive presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note, and one or more extensions and renewals of this Note.

This Note may not be changed orally, but only by an instrument in writing.

This Note is being delivered in, is intended to be performed in, shall be construed and enforceable in accordance with, and be governed by the internal laws of, the State of Ohio without regard to principles of conflict of laws. Borrower agrees that the State and federal courts in Hamilton County, Ohio or any other court in which Bank initiates proceedings have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding shall be effective if mailed to Borrower at its address described in the Notices section of the Agreement. BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE.

Each and every obligor hereunder authorizes any attorney of record to appear for them in any court of record in the state of Ohio, after this Note becomes due and payable whether by its terms or upon default, waive the issuance and service of process, and release all errors, and confess a judgment against them in favor of the holder of this Note, for the principal amount of this Note plus interest at the Note rate, together with court costs and attorneys' fees. Stay of execution and all exemptions are hereby waived. If this Note is referred to any attorney for collection, and the payment is obtained without the entry of a judgment, the obligors shall pay to Holder its attorneys' fees. BORROWER AGREES THAT AN ATTORNEY WHO IS COUNSEL TO BANK OR ANY OTHER HOLDER OF SUCH OBLIGATION MAY ALSO ACT AS ATTORNEY OF RECORD FOR BORROWER WHEN TAKING THE ACTIONS DESCRIBED ABOVE IN THIS PARAGRAPH. BORROWER AGREES THAT ANY ATTORNEY TAKING SUCH ACTIONS MAY BE PAID FOR THOSE SERVICES BY BANK OR THE HOLDER OF SUCH OBLIGATION. BORROWER WAIVES ANY CONFLICT OF INTEREST THAT MAY BE CREATED BECAUSE THE ATTORNEY WHO ACTS FOR BORROWER PURSUANT TO THIS PARAGRAPH IS ALSO REPRESENTING BANK OR THE HOLDER OF SUCH OBLIGATION, OR BECAUSE SUCH ATTORNEY IS BEING PAID BY BANK OR THE HOLDER OF SUCH OBLIGATION.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                       LCA-VISION INC.



                                      By /s/Larry P. Rapp

                                      Its Chief Financial Officer




STATE OF OHIO            )
                         :  ss.
COUNTY OF HAMILTON       )

BEFORE ME, a Notary Public, in and for said State, personally appeared Larry P. Rapp, the Chief Financial Officer of LCA-VISION INC., a corporation, who acknowledged that he/she did sign the Term Note and that the same is his/her free act and deed as such officer and is the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this day of August, 1997.



                                      /s/Jeffrey L. Rohr
                                      Notary Public


                            EXHIBIT 3.2
                     SPECIFIC REPRESENTATIONS

1.  The exact legal name of the Borrower is: LCA-Vision Inc.

2.  The Borrower's federal Employer I.D. number is: 11-2882328.

3. If the Borrower has changed its name since it was incorporated, its past legal names were: Kessef Technologies Inc., Maxoil
Incorporated.

4. The Borrower uses in its business and owns the following trade names: See Attachment I.

5. The Borrower was incorporated on October 6, 1987, under the laws of the State of Delaware and is in good standing under those laws.

6. The Borrower is qualified to transact business in the following states: Delaware, Ohio, California.
7. The Borrower has its chief executive office and principal place of business at 7840 Montgomery Road, Cincinnati, Ohio 45236. This office is in Hamilton County. Borrower maintains all of its records with respect to its Accounts at that address.

8.  The Borrower also has places of business at: See Attachment II.

9. No inventory, equipment or fixtures owned by the Borrower are located at any other place, nor were they located at any other place within the past four months, except at the locations listed in items 7 and 8 above.

10. In the past five years the Borrower has never maintained its chief executive office or principal place of business or records with respect to accounts, nor owned personal property, at any locations except those set forth above and except St. Gregory Street, Cincinnati, Ohio 45202.

11. The following entities (a) have been merged into the Borrower,
(b) have sold substantially all of their assets to the Borrower or
(c) have sold assets to the Borrower outside the ordinary course of their business since the Borrower was incorporated: Laser Centers of America, Inc.; Refractive Centers International, Inc.; and 938051 Ontario Inc.

12. The Borrower owns the following numbers of motor vehicles: -- autos; 3 trucks; -- tractors; -- trailers.

13. The Borrower is not the owner or licensee of any registered patents, trademarks or copyrights except: See Attachment I.

14. The Borrower does not have any subsidiaries, or own stock in any other corporations, or own an interest in any partnerships or joint ventures, except: See Attachment III.

15. The Borrower is not the owner of any life insurance policies except: no exceptions. Such life insurance policy is in the face amount of $_________, has a policy number of _________ and was issued by _______________________________________________.

16. The Borrower is not the owner of any business interruption insurance policies except (i) Fireman's Fund Insurance Company and
(ii) St. Paul Mercury Insurance Company. Such insurance policies have policy numbers of S07MX80658427 and FK03401575 respectively.

17. If the Borrower is incorporated in Kentucky or qualified to do business there, its registered agent and registered office there as listed on the Kentucky secretary of state's corporate records are:
N/A.

18. The Borrower is not a plaintiff or defendant in any litigation except as set forth on the Litigation exhibit.


                     Attachment I to
                 Specific Representations

Mark                    Reg./Serial No.        Reg./Filing Date

The Advanced Surgery of
Cincinnati and Design     74/656,008           April 5, 1995

Beam and Design            1,768,953           May 4, 1993
Gentle Surgery with Lasers 1,705,543           August 4, 1992

SNJ                        1,823,927           February 22, 1994

We Focus on Better Ways    1,880,199           February 21, 1995

Vision & Design            75/238,175          February 7, 1997



                          Facility Leases
                               for
                        LCA Vision Laser Centers

Center                     Address

ALBANY                12 Corporate Woods Blvd.
                      Albany, NY 12211

BUFFALO               University Corporate Center
                      300 Corporate Pkwy., Su. 106N
                      Amherst, NY 14226

CHARLOTTE             521 E. Morehead Street, Su. 130
                      Charlotte, NC 28202

CLEARWATER            15950 Bay Vista Drive, Su. 100
                      Clearwater, FL 34620

CLEVELAND             23200 Chagrin Blvd., Bldg. 5, Su. 200
(Sublease)            Beachwood, OH 44122

COLUMBUS              6100 East Main Street, Su. 108
                      Columbus, OH 43213

DAYTON                6470 Centerville Business Pky.
                      Centerville, OH 45459

FT. ERIE              238 Bertie Street
                      Ft. Erie, Ontario, Canada L2A1Z3

MOUNTAIN VIEW         Castro Commons Professional Center
                      1174 Castro Street, Su. 112
                      Mountain View, CA 94040

TOLEDO                Waterplace South, Su. 211,
                      6135 Trust Drive
                      Holland, OH 43528

TORONTO               Atria II, Su. 101
                      2235 Sheppard Avenue E.
                      Willowdale, Ontario, Canada, M2J5B5

WARREN                2580 Elm Road
                      Cortland, OH 44410

WESTCHESTER           251 Main Street
                      Mt. Kisco, NY 10549






                       Disclosure Schedule
                           Section 3.11

                          PROPERTY LEASES


Location:                  Lessor:

Agoura Hills, CA           The Palamo Group
5040 Palo Comado,
Suite 103

Concord, CA                1390 Willow Pass Associates, L.P.
Two Corporate Centre
1390 Willow Pass Road

Costa Mesa, CA             Metropolitan Life Insurance Company
3090 Bristol Street,
Suite 185

Glendale, CA               HOWLOW
500 North Central Avenue

San Bernadino, CA          Rancon Realty Fund V
180 Montgomery Street,
17th Floor

San Jose, CA               Westmark Metro Plaza, Inc.
101 Metro Drive,
Suite 255

Torrance, CA                WHC-SIX Real Estate Limited Partnership
23441 Madison Street

________________________________________________________________

Miami, FL                  Waterside Center Corporation
20801 Biscayne Blvd.,
Suite 302

Plantation, FL             New Boston Jacranda Limited Partnership
7800 Peters Road

W. Palm Beach, FL          Northpoint Corporate Center-701, Limited
701 Noerthpoint Parkway



                         Disclosure Schedule
                              Section 3.11

                           PROPERTY LEASES
                             (Continued)

Chicago, IL               La Salle National Trust
500 North Michigan Avenue

Schaumburg, IL            National Plaza III, LLC
999 Plaza Drive

Vernon Hills, IL          Great Lakes Reit, Inc.
175 E. Hawthorn,
Suite 315


___________________________________________________________________

Bethesda, MD               Central Properties Limited Partnership
7201 Wisconsin Avenue

Towson, MD                 Claremount Limited Partnership
100 West Road

___________________________________________________________________

Edina, MN                 Edinborough Corp. East Limited Partnership
3300 Edinborough Way,
Suite 412
___________________________________________________________________

Worthington, OH         Epicenter Equities, Inc.
170 Northwoods, Blvd.,
Suite 210
__________________________________________________________________

Tyson's Corner, VA        7799 Leesburg Pike, LP
7799 Leesburg Pike


                       Attachment III to
                     Specific Representations

Subsidiaries:
LCA-Vision (Canada) Inc.
The Toronto Laservision Centre (1992) Inc.
Toronto Lasersight Centre
938051 Ontario, Inc.
LCA-Vision (Ohio), Inc.
Refractive Centers International, Inc.

Investments:
The Baltimore Laser Sight Center Ltd.
Excimer Associates LLC
The Georgia Laser Sight Center, Ltd.
Silmalaseri Oy

As to RCII
University Vision Centers LLC
RCII, Inc.
New Image Laser Center Holdings BV
New Image Laser Centers S.L.
New Image Laser Centers Limited


                       EXHIBIT 4.1

                  CERTIFICATE OF BORROWER

                       LCA-VISION INC.

                       re:  Financing
                  From The Fifth Third Bank


The undersigned does hereby certify that he/she is the duly elected, qualified and acting Secretary of LCA-VISION INC., a Delaware corporation (the "Borrower"), and the undersigned does hereby further certify as follows:

1. Attached hereto, marked Attachment A, is a true and correct copy of the current Certificate of Incorporation of the Borrower together with all amendments thereto, certified by the Secretary of State of the state of incorporation of Borrower within the past 30 days.

2. Attached hereto, marked Attachment B, is a true and correct copy of the By-laws of the Borrower, including all amendments thereto, as in effect on the date hereof.

3. Attached hereto, marked Attachment C, is a true and correct copy of a certain resolution of the board of directors of the Borrower dated August 18, 1997, which was duly and lawfully adopted by the board of directors of the Borrower. Such resolution has not been amended, altered or rescinded and is in full force and effect on the date hereof.

4. The following persons are the duly elected officers of the Borrower, holding the office set forth opposite their respective names. Each officer who has executed or will execute any documents in connection with this loan transaction has set forth his true and customary signature opposite his name:

    Name                  Title                    Signature

Stephen N. Joffe        President           /s/Stephen N. Joffe

                   Vice-President and Chief
Larry P. Rapp        Financial Officer      /s/Larry P. Rapp

Sandra F.W. Joffe       Secretary           /s/Sandra F.W. Joffe

Susan B. Zaunbrecher  Assistant Secretary    /s/Susan B. Zaunbrecher

5. Each officer whose personal signature appears above has been duly authorized by resolution of the board of directors of the Borrower to execute any and all instruments or documents which he may deem necessary or appropriate in connection with this loan transaction.

6. Borrower is in good standing in the state of its incorporation. Attached hereto, marked Attachment D, is a certificate of good standing issued within the past 30 days by that state.

7. Borrower is qualified to do business as a foreign corporation in the following states: Ohio and California. Attached hereto, marked Attachments F through G are certificates of good standing issued within the past 30 days by each of those states.

IN WITNESS WHEREOF, the undersigned hereby certifies the above to be true and has executed this certificate on August 18, 1997.


                                        /s/Sandra F.W. Joffe
                                            Secretary






                            ATTACHMENT C
                                to
                             Exhibit 4.1
                           LCA-VISION INC.
                          DIRECTORS' ACTION
                          BY WRITTEN CONSENT


Pursuant to the authority of Section 141 of the General Corporation Law of the State of Delaware, the undersigned, being all the directors of LCA-Vision, Inc., a Delaware corporation (the
"Corporation"), do hereby adopt the following Resolutions in an action in writing without a meeting:

WHEREAS, the Board of Directors of the Corporation deem it in the best interest of the Corporation to borrow approximately $11,053,000 from The Fifth Third Bank ("Bank") to finance various operations of the Corporation; and

WHEREAS, negotiations have been carried on by and between the Corporation and the Bank relating to the structuring of the transaction and the form of documents to be used in connection with the financing; and

WHEREAS, the following documents (collectively called the "Loan
Documents") have been substantially finalized:

1.  The Loan and Security Agreement between the Corporation as
Borrower, and the Bank (the "Agreement");

2.  Revolving Note of the Corporation, as Maker, to the Bank (the
"Revolving Note");

3.  Term Note of the Corporation, as Maker, to the Bank (the "Term
Note"); and

4.  The other "Loan Documents," as defined in the Agreement.

NOW THEREFORE, BE IT RESOLVED, that the Loan Documents are hereby approved with such additional or changed terms and provisions as the officer executing the same shall approve and the execution and delivery of such documents by such officer shall be conclusive evidence that the same has been authorized by this resolution; and

RESOLVED FURTHER, that any one of the following officers of the Corporation are hereby authorized to execute and deliver the Loan Documents on behalf of the Corporation, and any and all other documents that he deems necessary and advisable in order to complete the transaction authorized by these resolutions and to perform such other acts, as in his judgment may be necessary or appropriate in order to effectuate the financing and the intent and purposes of the foregoing resolutions, the signature of only one such officer being necessary:


President and Chief Executive Officer    Stephen N. Joffe, M.D.
Secretary                                Sandra F.W. Joffe
Chief Financial Officer                  Larry P. Rapp

RESOLVED FURTHER, that the President and Chief Executive Officer, Chief Financial Officer and Secretary of the Corporation are hereby authorized to execute, the signature of only one such officer being necessary, any and all closing documents including but not limited to the closing certificates and financing statements necessary to obtain the financing with such additional or changed terms and provisions as the officer executing the same shall approve and the execution and delivery of such documents by such officer shall be conclusive evidence that the same has been authorized by this resolution.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 18th day of August, 1997.

                                      /s/Stephen N. Joffe, M.D.
                                      Stephen N. Joffe, M.D.

                                      /s/Sandra F. W. Joffe
                                      Sandra F. W. Joffe

                                      /s/John C. Hassan
                                      John C. Hassan



                            EXHIBIT 4.3


                             LITIGATION


The Company's wholly-owned subsidiary Toronto Laservision Centre
(1992) Inc. ("Centre") is a named party in a claim filed by Jolanda Witvliet filed March 27, 1997 in the Ontario Court (General Division). The Plaintiff is seeking $5,000,000 plus attorney fees for damages to her right eye resulting from a LASIK procedure performed at the Centre in March 1996. The company's attorney (Armel, Cohen, Stieber) has filed a Statement of Defense and a Third Party Claim against Chiron Vision Canada, Inc., the manufacturer or distributor of the LASIK machinery utilized during the procedure.

On August 13, 1997, the company received a letter from counsel to The Angus Group, a recruiting and placement firm, threatening suit to recover $15,000 allegedly owed to such firm arising out of a hire made by the Company. The Company denies that it owes any fee to the Angus Group.

On August 7, 1997, the Company received a letter from counsel to Laser Vision Centers, Inc. ("LVC") threatening suit arising out of an alleged infringement of LVC's trademark. The Company does not believe it infringed LVC's trademark and is currently considering an appropriate response to such letter.


                          EXHIBIT 7.1(d)

                     OPINION OF COUNSEL FOR BORROWER


Charles F. Hertlein, Jr., Esq.
     (513) 977-8315


                            August 18, 1997


The Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, Ohio 45263
Attention: Commercial Loan Department

Graydon, Head & Ritchey
Attorneys at Law
1900 Fifth Third Center
511 Walnut Street
Cincinnati, Ohio 45202
Attention: Jeffrey L. Rohr

       Re:   LCA-Vision Inc.

Gentlemen:

We have acted as general counsel for LCA-Vision Inc. (the "Borrower") in connection with the negotiation and execution of the Loan and Security Agreement of even date herewith between The Fifth Third Bank ("Bank") and the Borrower (the "Loan Agreement") and all other documents described therein executed by Borrower (collectively, the "Loan Documents"). All capitalized terms not defined herein have the meanings set forth in the Loan Agreement.

This opinion is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith.

Based on the foregoing, as well as the certificate attached hereto as Exhibit "A" as to matters of fact from the Borrower, our examination of applicable laws and other documents as we deem necessary, and subject to the assumptions, qualifications and limitations hereinafter set forth, it is our opinion that:

The Fifth Third Bank
Graydon, Head & Ritchey
August 18, 1997
Page 2



(1) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having full corporate power and authority to execute and deliver and to carry out and perform its obligations under the Loan Documents.

(2) The execution and performance of the Loan Documents have been duly authorized by all necessary corporate action of the Borrower and the Loan Documents have been duly executed and delivered by the Borrower and are valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except to the extent that enforcement thereof may be limited by equitable principles or by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally.

(3) To our knowledge, the execution and delivery of the Loan Documents and the performance by the Borrower of its obligations thereunder do not and will not conflict with or constitute on the part of the Borrower a breach of or default under the Restated Certificate of Incorporation, as amended, or Amended Bylaws, as amended, governing the Borrower, any existing law, regulation, court order or consent decree to which the Borrower is subject, or any agreement, indenture, note, mortgage, or other obligation or instrument to which the Borrower is a party or by which it may be bound.

(4) There is not pending, or to our knowledge, threatened, any action, suit, proceeding (at law or in equity) or investigation before or by any court, administrative agency, or public board or body against the Borrower or its properties, except as disclosed on
Exhibit 4.3 to the Loan Agreement.

(5) The Loan Documents grant to Bank a security interest in those items of Collateral in which a security interest can be created under the Uniform Commercial Code as in effect in Ohio (O.R.C. Chapters 1301 through 1309) as Collateral for the Obligations, and such security interest of Bank can be perfected in those items of Collateral in which a security interest can be perfected by the filing of financing statements in the State of Ohio.

(6) The execution, delivery and performance by the Borrower of the Loan Documents are not subject to any authorization, consent, approval or review by any governmental body or regulatory authority not heretofore obtained or effected.

(7)  The Notes are not usurious under the laws of the State of Ohio.


The Fifth Third Bank
Graydon, Head & Ritchey
August 18, 1997
Page 3


The foregoing opinion is, with your approval, expressed subject to and conditioned strictly upon, the following assumptions, qualifications and limitations:

A. We have assumed (i) the full power and authority of each of the parties to the Loan Documents to enter into and perform the transactions contemplated thereby, (ii) the due authorization by such parties of such transactions, (iii) the due execution and delivery of the Loan Documents, (iv) the requisite authority of the persons executing the Loan Documents, (v) the authenticity of all documents submitted to us as original documents, (vi) the conformity to original documents of all documents, draft or otherwise, submitted to us and copies thereof, (vii) the genuineness and authenticity of the signatures of all parties to the Loan Documents, and (viii) the capacity of any natural persons; provided, however, that assumptions in clauses (i)-(iv) above do not apply to the Borrower.

B. Insofar as this opinion relates to the enforceability of the Loan Documents, the enforceability thereof may be limited by federal or state laws or jurisprudence relating to bankruptcy, reorganization, moratorium, insolvency, fraudulent conveyance and other similar laws or jurisprudence from time to time in effect affecting generally the enforcement of creditors' rights. We express no opinion as to the enforceability of the provisions in the Loan Documents purporting to grant the Bank a power of sale or a right to strict foreclosure. Certain other remedies under such instruments and agreements may be qualified by application of laws or jurisprudence of the States of Ohio or Delaware.

C. Insofar as this opinion relates to the enforceability of the Loan Documents, such opinion does not mean that every remedy, waiver or other provision contained therein is enforceable. We express no opinion, for example, concerning recovery of attorneys' fees or the waiver of redemption rights.

D. We have assumed that the Bank is a validly formed and duly existing corporation, or banking corporation, as the case may be, under the laws of the jurisdiction of its formation. We have also assumed that the Bank is not subject to any federal statute or regulation which limits the power of the Bank to make loans or which limits the rate of interest which the Bank may charge on loans.

E. We have not examined and express no opinion with respect to (i) the title to any of the realty ("Realty") or personal property ("Personalty") intended to be encumbered pursuant to the Loan Documents, (ii) the adequacy of the description of the Realty or Personalty intended to be encumbered by the Loan Documents, or (iii) whether the properties and interests described in the Loan Documents are the properties and interests intended to be covered thereby.

The Fifth Third Bank
Graydon, Head & Ritchey
August 18, 1997
Page 4


F. Some title insurance companies in Ohio will issue an endorsement insuring additional indebtedness under a mortgage but will take exception to (i) future advances of principal indebtedness made after petition for relief under the federal bankruptcy code by or on behalf of the mortgagor, (ii) the loss of priority of future advances of principal indebtedness as a result of taxes, assessments, or notice of a federal tax lien filed against the mortgagor, (iii) the loss of priority of future advances of principal indebtedness made after the mortgagor is divested as owner of the estate or interest covered by the mortgage, (iv) the loss of priority of future advances of principal indebtedness made during any period in which a declared default exists under the terms of such mortgage, and (v) the loss of priority of a future advance of principal indebtedness made after the mortgagee has actual knowledge of the existence of liens, encumbrances or other matters affecting the insured premises described in the mortgage intervening between the date of such mortgage and the future advance, as to such intervening lien, encumbrances or other matters. Our opinions set forth herein are likewise limited by such matters.

G. The enforceability of the Loan Documents is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the applicable statutes of limitations.

H. No opinion is expressed as to the enforceability of (i) self-help provisions, (ii) provisions which purport to establish evidentiary standards, (iii) provisions purporting to avoid the doctrine of a mortgagee in possession, (iv) provisions which purport to give the Bank a right to exclude the Borrower from possession of the Realty prior to the time the Bank obtains possession of the Realty through foreclosure or appointment of a receiver, (v) provisions related to waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, authorization of the Bank to act as the Borrower's attorney-in-fact, liability limitations with respect to third parties, releases or waivers of legal or equitable rights, discharges of defenses, liquidated damages or choice of law,
(vi) provisions purporting to indemnify the Bank from any losses, damages or expenses that the Bank may incur post-foreclosure (or post-deed-in-lieu), and (vii) provisions relating to rights of subrogation.

I. No opinion is expressed with respect to the enforceability of any provisions of the Loan Documents which purport to require payment or reimbursement of attorneys' fees, recording fees, court costs and other expenses.

J.  We do not express an opinion as to the Realty.


The Fifth Third Bank
Graydon, Head & Ritchey
August 18, 1997
Page 5



K. The opinions contained herein are based on the assumption that all terms, provisions and conditions of the loans contemplated by the Loan Documents are correctly and completely embodied in the Loan Documents and that the Borrower and the Bank will conduct themselves solely as debtor and creditor, respectively.

L. We express no opinion except as specifically set forth in the numbered paragraphs above, and no opinion as to any other matters shall be deemed to be implied by or may be inferred from the numbered paragraphs set forth above.

M. We express no opinion as to the laws of any jurisdiction other than those of the United States of America and the States of Ohio and Delaware, limited to the Delaware General Corporation Law.

This opinion is for the benefit of the parties to whom it is addressed only and may not be delivered to, or relied upon by, any other person without our prior written consent. It is provided as a legal opinion only and not as a guarantee or warranty of the matters discussed herein. No opinions may be inferred or implied beyond the matters expressly stated herein. This opinion speaks of its date only, and we disclaim any undertaking or obligation to advise you of changes that hereafter may be brought to our attention.

                                     Very truly yours,

                                     DINSMORE & SHOHL LLP



                                    By:/s/Charles F. Hertlein, Jr.
                                    Charles F. Hertlein, Jr.



                       EXHIBIT "A"


                       CERTIFICATE


The undersigned, LCA-Vision, Inc. (the "Corporation"), does hereby certify to Dinsmore & Shohl LLP as of August 18, 1997 that:

(i) The Corporation has full power and authority to own and operate its real estate and personalty and to carry on its businesses, as and in the places where such real estate and personalty are to be owned and such business is to be conducted.

(ii) The loan documents (the "Loan Documents") executed this day by the Corporation in connection with the loan from The Fifth Third Bank ("Lender"), as more particularly described in the foregoing opinion letter ("Opinion"), do not violate the terms or provisions of any agreement, indenture, debenture, note, mortgage, deed of trust, guaranty, other obligation or instrument, or other security instrument, borrowing or guarantee made by the Corporation, or of any writ, order, consent decree, injunction or decree of any court or governmental authority affecting the Corporation.

(iii) There is not pending or threatened any action, suit, proceeding (at law or in equity) or investigation before or by any court, administrative agency, or public board or body against the Borrower or its properties, except as disclosed on Exhibit 4.3 to the Loan Agreement, as defined in the Opinion.

(iv) There has been no order for relief entered or petition therefor filed by or against the Corporation in any United States Bankruptcy Court.

(v) Except as disclosed or contemplated by the Loan Documents, there are no outstanding deeds, mortgages, leases, easements, contracts of sale or equities of any kind not fully disclosed of record or unrecorded affecting the title to and priority of security interests in the real estate and personalty securing the loan under the Loan Documents and there are no interests in said real estate and personalty and that there are no parties in possession or entitled to possession other than the Corporation; that there are neither unsatisfied or unreleased judgments or liens of record or rights to take liens nor decrees of bankruptcy nor court proceedings of any kind that would affect the title to said real estate and personalty.

The undersigned hereby acknowledges that Dinsmore & Shohl LLP will rely on this Certificate and the truth and accuracy of the statements contained herein in issuing its Opinion to The Fifth
Third Bank and Graydon, Head & Ritchey.

IN WITNESS WHEREOF, the undersigned have executed this certificate dated as of the 18th day of August, 1997.


                           LCA-VISION, INC.

                           By:/s/Stephen N. Joffe, M.D.
                           President and Chief Executive Officer


                           By:/s/Larry P. Rapp
                           Chief Financial Officer






Contacts:  Larry Rapp, CFO        Joel Pomerantz
           LCA-Vision, Inc.       The Dilenschneider Group
           (513) 792-5620         (212) 922-0900


              LCA-VISION SECURES NEW BANK FINANCING

CINCINNATI, August 22 - LCA-Vision, Inc. (NASDAQ:LCAV), the nation's largest provider of laser eye surgery for vision correction, said today it had obtained a new financing agreement from The Fifth Third Bank of Cincinnati to replace its expired existing package.

The package, effective August 18, consists of an $8 million secured line of credit and a secured 13-month term loan in the amount of $3.053 million.

LCA-Vision now operates 40 laser eye treatment centers in the U.S., two in Canada, and one in Europe. The company also manages laser, and minimally invasive, multi-specialty surgery programs in major hospitals around the country.